UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ATLAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

23 Berkeley Square

London

W1J 6HE

(Address of principal executive office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-254537.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
7.125% Notes due 2027	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 7.125% Notes due 2027 of Atlas Corp. (the “Registrant”) is set forth under the caption “Description of Notes” in the prospectus filed by the Registrant on April 7, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-4 (Registration No. 333-254537), filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021, as amended (including post-effective amendments). Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

4.1	Indenture, dated March 19, 2021, between Atlas Corp. and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form F-4 filed with the SEC on March 19, 2021).

4.2	Form of First Supplemental Indenture, between Atlas Corp. and The Bank of New York Mellon, as trustee.

4.3	Form of Global Note.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 13, 2021

ATLAS CORP.

By:	/s/ Graham Talbot
Graham Talbot
Chief Financial Officer